Exhibit 10.1

SUPPORT AGREEMENT

by and between

HUNT COMPANIES FINANCE TRUST, INC.

and

HUNT INVESTMENT MANAGEMENT, LLC

Dated as of March 18, 2019

This SUPPORT AGREEMENT is dated as of March 18, 2019 (the “Effective Date”), by and between Hunt Companies Finance Trust, Inc., a Maryland corporation (the “Company”), and Hunt Investment Management, LLC, a Delaware limited liability company (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company was formed as a Maryland corporation and elected to, and intends to continue to, be treated as a real estate investment trust for U.S. federal income tax purposes;

WHEREAS, the Company and the Manager entered into that certain Management Agreement, dated as of January 18, 2018 (the “Management Agreement”);

WHEREAS, the Manager has dedicated significant time and resources to the Company and desires to provide further support and assistance to the Company; and

WHEREAS, the Company and the Manager desire enter into this Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.                Definitions.

(a)               The following terms shall have the meanings set forth in this Section 1(a):

“Agreement” means this Support Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Board of Directors” means the board of directors of the Company.

“Claims” has the meaning set forth on Schedule 1(a) hereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Independent Director” means a member of the Board of Directors who is not an officer or employee of the Manager or any Affiliate thereof and who otherwise is “independent” in accordance with the rules of the NYSE or such other securities exchange on which the Common Shares may be listed.

“IRS” means the United States Internal Revenue Service.

“Management Agreement” has the meaning set forth in the recitals of this Agreement.

“Manager” has the meaning set forth in the introductory paragraph of this Agreement.

“NYSE” means the New York Stock Exchange, Inc., together with its successors.

“REIT” means a “real estate investment trust” as defined under the Code.

“Special Board Approval” means the approval of a majority of the Independent Directors.

“Support Amount” means an amount equal to twenty-five percent (25%) of the Reimbursement Cap during each fiscal year; provided, that, the Support Amount shall not exceed Five Hundred Sixty-Eight Thousand Dollars ($568,000) in any fiscal year; provided, further, that, the Manager may, in its discretion, reduce the Support Amount for any applicable fiscal year to the extent the Manager determines that such reduction is necessary or appropriate to limit (i) any adverse effect on the qualification of the Company or any of its Subsidiaries as a REIT under the Code or (ii) the amount of any fees, penalties or taxes which may be payable to the IRS.

“Support Cap” shall be an amount equal to the aggregate taxes, penalties and interest paid by the Company to the IRS (including the amount paid in accordance with Section 875(b)(5) of the Code plus any related penalties, interest and additional amounts that may be paid by the Company to the IRS in connection therewith) for the Company’s failure to satisfy the 75% gross income REIT test for the taxable year ended December 31, 2018 (the “75% REIT Test”).

(b)               Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Management Agreement.

(c)               The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(d)               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

Section 2.                Manager Support and Assignment.

(a)               Subject to Section 2(b), the Manager and the Company agree that the Manager shall support the Company by agreeing to limit the Manager’s right to reimbursement under Section 8 of the Management Agreement by reducing the Reimbursement Cap applicable for any fiscal year under the Management Agreement by an amount equal to the Support Amount for such fiscal year.

(b)               The aggregate support provided by the Manager pursuant to this Agreement including Section 2(a) shall not exceed the Support Cap.

(c)               The Manager shall include the applicable Support Amount in any computation or written statement prepared pursuant to Sections 8(c) and/or 8(d) of the Management Agreement.

(d)               The Company and the Manager agree that, subject to Special Board Approval, the form and nature of the support provided pursuant to this Agreement, but not the Support Amount, may be adjusted to take such other mutually acceptable form.

(e)               Effective as of the date hereof and in consideration for the support set forth in this Section 2, the Company does hereby irrevocably assign, transfer, convey and deliver to the Manager, and the Manager hereby accepts from the Company, all of the Company’s rights, title and interest in and to any Claims.

Section 3.                Term. This Agreement shall become effective on the Effective Date and shall continue in operation until the earlier of (i) such time as the aggregate Support Amounts provided hereunder equal the Support Cap (except for Section 2(e), which shall survive the termination of this Agreement), (ii) termination of the Management Agreement in accordance with the terms thereof and (iii) an automatic termination pursuant to Section 4 of this Agreement.

Section 4.                Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by the Company, directly or indirectly, in whole or in part, without the prior written consent of the Manager, and shall terminate automatically in the event of any purported assignment by the Company in violation of this Section 4(a); provided that nothing in this Agreement shall preclude any assignment to lenders for collateral purposes.

Section 5.                Miscellaneous.

(a)               Notices. Except as otherwise expressly provided herein, any notice or other communication required or permitted hereunder shall be in writing, and shall be given either personally or by overnight express courier (such as FedEx), addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 5). Notices given as aforesaid shall be deemed given and received upon actual delivery.

The Company:	Hunt Companies Finance Trust, Inc.
230 Park Avenue, 19th Floor
New York, NY 10169
	Attention:	Chairman, Audit Committee,
Board of Directors

The Manager:	Hunt Investment Management, LLC
230 Park Avenue, 19th Floor
New York, NY 10169
	Attention:	Paul Donnelly, General Counsel
	Email:	paul.donnelly@huntcompanies.com

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
	Attention:	Ross A. Fieldston
	Email:	rfieldston@paulweiss.com
	Facsimile:	(212) 492-0075

(b)               Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns as provided herein. None of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party.

(c)               Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof and thereof.

(d)               Amendments. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(e)               GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT THOSE GIVING EFFECT TO THIS CHOICE OF LAW. EACH OF THE PARTIES HERETO CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT OF RECORD OF THE FIRST DEPARTMENT OF THE STATE OF NEW YORK OR THE U.S. FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK.

(f)                WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g)               No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(h)               Section Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(i)                 Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement and all matters incident thereto.

(j)                 Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile or pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(k)               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first written above.

HUNT COMPANIES FINANCE TRUST, INC.

By:	/s/ Michael Larsen
Name:	Michael Larsen
Title:	President

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first written above.

HUNT INVESTMENT MANAGEMENT, LLC

By:	/s/ Paul Donnelly
Name:	Paul Donnelly
Title:	EVP / General Counsel